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                                                                   EXHIBIT 10.20

                             VINTAGE WINE TRUST INC.

                        15,000,000 SHARES OF COMMON STOCK

                          PURCHASE/PLACEMENT AGREEMENT

                                 MARCH 16, 2005

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                          PURCHASE/PLACEMENT AGREEMENT

                                                                  March 16, 2005

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
1001 19th Street North
Arlington, Virginia 22209

Dear Sirs:

     Vintage Wine Trust Inc., a Maryland corporation (the "Company"), proposes to sell to you, Friedman, Billings, Ramsey & Co., Inc. ("FBR" or "you"), as initial purchaser, on the terms of this Agreement, a number of shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), equal to 15,000,000 less the number of shares designated as Regulation D Shares (as defined below) by FBR and less the number of DSP Shares (as defined below) (the "144A/Regulation S Shares").

     FBR will also act as the Company's exclusive placement agent in connection with the Company's offer and sale of (a) that number of shares of Common Stock designated for sale in the Private Placement (as defined below) by FBR, which shall not include the DSP Shares (the "Regulation D Shares" and, together with the 144A/Regulation S Shares, the "Initial Shares"), and (b) the Placed Option Shares (as defined below), in each case for sale to Accredited Investors (as defined below) (collectively, "Participants"), as set forth in the Final Memorandum (as defined below) under thee heading "Private Placement." The offer and sale of the shares described in clauses (a) and (b) of the first sentence of this paragraph as well as the DSP Shares (as defined below) (collectively, the "Private Placement Shares") are referred to collectively herein as the "Private Placement."

     In addition, the Company grants to FBR the option described in Section 1(c) hereof to purchase or place all or any part of 2,250,000 additional shares of Common Stock (the "Option Shares" and, together with the Initial Shares and the DSP Shares, the "Shares").

     The sale of the Shares to you, the Participants and the DSP Participants (as defined below), respectively, will be made without registration of the Shares under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder (the "Securities Act Regulations"), in reliance upon exemptions from the registration requirements of the Securities Act, including as provided by Section 4(2) thereof. You have advised the Company that you will make offers and sales ("Exempt Resales") of the 144A/Regulation S Shares and Purchased Option Shares (as defined below) purchased by you hereunder (such shares referred to collectively herein as "Resale Shares") in accordance with Section 3 hereof on the terms set forth in the Final Memorandum (as defined below), as soon as you deem advisable after this Purchase/Placement Agreement (this "Agreement") has been executed and delivered.

     In connection with the sale of the Shares, the Company has prepared a confidential preliminary offering memorandum, subject to completion, dated February 21, 2005 (the "Preliminary Memorandum"), and a confidential final offering memorandum, dated March 16, 2005 (the "Final Memorandum" and, collectively with the Preliminary Memorandum, as either or both may be amended or supplemented, the "Memorandum"). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company (and the Subsidiaries (as defined below)) and the Shares. The Company hereby confirms that it has authorized the use of the Preliminary Memorandum

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and the Final Memorandum in connection with (i) the offering and resale of the
Resale Shares by FBR and by all dealers to whom Resale Shares may be sold, and
(ii) the Private Placement. Any references to the Preliminary Memorandum or the Final Memorandum shall be deemed to include all exhibits and annexes thereto.

     It is understood and acknowledged that FBR and the holders of the Shares (including direct and indirect transferees of FBR and the holders) will have the rights set forth in the registration rights agreement by and between the Company and FBR, which shall be in substantially the form attached hereto as Exhibit A and dated as of the Closing Time (as defined below) (the "Registration Rights Agreement"), for so long as such Shares constitute "Registrable Shares" (as defined in the Registration Rights Agreement).

     In addition, pursuant to (clauses (a) through (g), collectively, the "Contribution Agreements"):

     (a) that certain Irrevocable Contribution Agreement dated as of February 18, 2005, among First Banc Mortgage LLC, a Nevada limited liability company ("First Banc"), Vintage Wine Trust, LP, a Delaware limited partnership ("VWT LP"), the Company, and VWP LLC, a Delaware limited liability company ("VWP LLC");

     (b) that certain Irrevocable Contribution Agreement dated as of February 18, 2005, among Don Green, an individual, Richard N. Shell, an individual, Shell Investors LLC, a Delaware limited liability company ("Shell LLC"), VWT LP and the Company;

     (c) that certain Irrevocable Contribution Agreement dated as of February 18, 2005, among Joseph W. Ciatti, an individual, Ciatti Shell LLC, a Delaware limited liability company ("Ciatti LLC"), VWT LP and the Company;

     (d) that certain Irrevocable Contribution Agreement dated as of February 18, 2005, among Richard N. Shell, an individual, Ciatti LLC, VWT LP and the Company;

     (e) that certain Irrevocable Contribution Agreement dated as of February 18, 2005, among Tamara D. Fischer, an individual, Ciatti LLC, VWT LP and the Company;

     (f) that certain Purchase Agreement dated as of February 18, 2005, among Eamonn Keegan, Joseph W. Ciatti, Ciatti Investors LLC, a Delaware limited liability company ("Ciatti Investors LLC"), VWT LP and the Company; and

     (g) that certain Purchase Agreement dated as of February 18, 2005, among Jeffrey O'Neill, Joseph W. Ciatti, an individual, Ciatti Investors LLC, VWT LP and the Company,

First Banc, Don Green, Richard N. Shell, Shell LLC, Joseph W. Ciatti, Ciatti LLC, Tamara D. Fischer, Eamonn Keegan, Ciatti Investors LLC and Jeffrey O'Neill being all of the members of VWP LLC or the owners of the equity interests in the members of VWP LLC (collectively, the "Members"; Don Green, Richard N. Shell, Joseph W. Ciatti, Tamara D. Fischer, Eamonn Keegan and Jeffrey O'Neill, collectively, the "Natural Members") agreed, contemporaneous with the Closing Time, to contribute or sell their respective direct or indirect interests in VWP LLC to VWT LP in exchange for cash or limited partnership units of VWT LP, or both. Upon the performance of all of the obligations under the Contribution Agreements by the parties thereto, VWT LP will be a member of VWP LLC and wholly own all of the other members of VWP LLC. This Agreement, the Contribution Agreements and the Registration Rights Agreement are collectively referred to herein as the "Transaction Documents."


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     The Company, VWT LP, VWP LLC and FBR, as the case may be, agree as follows:

     1.   Sale and Purchase.

          (a) 144A/Regulation S Shares. Upon the basis of the representations and warranties and subject to the other terms and conditions herein set forth, at a purchase price of $9.30 per share (the "144A/Regulation S Purchase Price"),
(i) the Company agrees to issue and sell to FBR the 144A/Regulation S Shares and FBR agrees to purchase the 144A/Regulation S Shares from the Company and (ii) to the extent that FBR exercises the option described in Section 1(c)(i) the Company agrees to issue and sell to FBR the Purchased Option Shares and FBR agrees to purchase the Purchased Option Shares from the Company, in all cases pursuant to the terms and conditions set forth in the form of letter agreements substantially in the form attached to the Preliminary Memorandum as Annex I or Annex II, as the case may be.

          (b) Regulation D Shares. The Company agrees to issue and sell, and FBR agrees to use its best efforts to place, the Regulation D Shares and, to the extent that FBR exercises the option described in Section 1(c)(ii), the Placed Option Shares for which Participants have subscribed, pursuant to the terms and conditions set forth in the form of subscription agreement substantially in the form attached to the Preliminary Memorandum as Annex III (each agreement in such form, a "Subscription Agreement"), it being understood that the Company is reserving up to 100,000 Shares (the "DSP Shares") for sale to its senior officers, directors and certain other parties (the "DSP Participants"). The Private Placement Shares will be sold by the Company pursuant to this Agreement at a price of $10.00 per share (the "Regulation D Purchase Price"). As compensation for the services to be provided by FBR in connection with the Private Placement, the Company shall pay to FBR at each of the Closing Time and any Secondary Closing Time (as defined below) an amount equal to $0.70 per Private Placement Share (other than the DSP Shares) sold at such time (the "Placement Fee"). The DSP Shares will be sold by the Company to the DSP Participants who subscribed therefor pursuant to the terms and conditions set forth in the relevant Subscription Agreements without payment of the Placement Fee to FBR.

          (c) Option Shares. Upon the basis of the representations and warranties and subject to the other terms and conditions herein set forth, the Company hereby grants an option to FBR to (i) purchase from the Company, as initial purchaser, up to an aggregate of 2,250,000 Option Shares at the 144A/Regulation S Purchase Price per share (the "Purchased Option Shares"); and
(ii) place, as exclusive placement agent for the Company, up to that number of Option Shares remaining, after subtracting any Purchased Option Shares with respect to which FBR has exercised its option pursuant to clause (i) from 2,250,000, at the Regulation D Purchase Price per share with the right to receive from the Company the Placement Fee (the "Placed Option Shares"). The option granted hereby will expire 30 days after the date hereof and may be exercised in whole or in part from time to time in one or more installments (provided that there shall be no more than three such exercises, unless mutually agreed upon by FBR and the Company) upon written notice by FBR to the Company setting forth (A) the number of Option Shares as to which FBR is then exercising the option, (B) the names and denominations in which the certificates for the Option Shares exercised are to be registered or to which the Option Shares are to be delivered in book-entry form through the facilities of the Depository Trust Company (the "DTC"), (C) the number of Option Shares that are to be Purchased Option Shares and the number of Option Shares that are to be Placed Option Shares, and (D) the time and date of payment for and delivery of such Option Shares, whether in certificated or book-entry form. Any such time and Date of Delivery (as defined below) shall be determined by FBR, but shall not be later than seven full business days nor earlier than two full business days after the exercise of said option, nor in any event prior to the Closing Time, unless otherwise agreed by FBR and the Company.


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     2.   Payment and Delivery.

          (a) 144A/Regulation S Shares. The closing of FBR's purchase of the 144A/Regulation S Shares shall be held at the office of Clifford Chance US LLP, 31 West 52nd Street, New York, New York, 10019 (unless another place shall be agreed upon by FBR and the Company). At the closing, subject to the satisfaction or waiver of the closing conditions set forth herein, FBR shall pay to the Company the aggregate purchase price for the 144A/Regulation S Shares by wire transfer of immediately available funds to accounts previously designated by the Company in writing against delivery by the Company of the certificates for the 144A/Regulation S Shares to FBR for FBR's account (or, at the request of FBR, in fully-registered global form through the facilities of DTC) in such denominations and registered in such names as FBR shall specify. Such payment and delivery shall be made at a mutually satisfactory time, on the third (fourth, if the closing of the books occurs after 4:30 p.m. New York City time) business day after the date hereof (unless another date, not later than ten business days after such date, shall be determined by FBR with notice to the Company. The time at which such payment and delivery are actually made is hereinafter sometimes called the "Closing Time" and the date of delivery of the Initial Shares and, if applicable, the Option Shares, is hereinafter sometimes called the "Date of Delivery." In the event FBR elects to have any 144A/Regulation S Shares delivered in certificated form, for the purpose of expediting the checking of the certificates for the 144A/Regulation S Shares by FBR, the Company agrees to make such certificates available to FBR for such purpose at least two full business days preceding the applicable Date of Delivery.

          (b) Regulation D Shares. At the Closing Time, subject to the satisfaction or waiver of the closing conditions set forth herein, FBR shall pay to the Company the aggregate applicable purchase price for the Regulation D Shares (net of any Placement Fee) by wire transfer of immediately available funds to an account previously designated by the Company in writing against the Company's delivery of the certificates for the Regulation D Shares to FBR for each Participant's account (or, at the request of FBR, in fully-registered global form through the facilities of DTC) in such denominations and registered in such names as FBR shall specify. In addition, if within 30 days after the Closing Time, FBR receives the applicable purchase price for any Regulation D Shares that were not issued at the Closing Time, FBR shall pay to the Company such aggregate applicable purchase price (net of any Placement Fee) by wire transfer of immediately available funds to an account previously designated by the Company in writing against the Company's delivery of the certificates for the applicable Regulation D Shares to FBR for FBR's or each Participant's account (or, at the request of FBR, in fully-registered global form through the facilities of DTC) in such denominations and registered in such names as FBR shall specify. Each such post-Closing Time payment and delivery shall occur at a time and place to be mutually agreed upon by FBR and the Company, provided that there shall be no more than three such events, unless mutually agreed upon by FBR and the Company. Each time at which such payment and delivery are actually made is hereinafter sometimes called a "Secondary Closing Time." In the event FBR elects to have any Regulation D Shares delivered in certificated form, for the purpose of expediting the checking of the certificates for the Regulation D Shares by FBR, the Company agrees to make such certificates available to FBR for such purpose at least two full business days preceding the applicable Date of Delivery.

     At each of the Closing Time and any Secondary Closing Time, unless FBR has withheld such amount from the applicable purchase price paid by FBR to the Company with respect to the Regulation D Shares purchased or placed by FBR on such date, the Company shall pay to FBR, by wire transfer of immediately available funds to an account or accounts designated by FBR in writing, any Placement Fee amount payable with respect to the Regulation D Shares issued at the Closing Time or such Secondary Closing Time for which the Company shall have received the purchase price.


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          (c) Option Shares. The closing of FBR's purchase or placement of the
Option Shares shall occur from time to time at the office of Clifford Chance US LLP, 31 West 52nd Street, New York, New York 10019 (unless another place shall be agreed upon by FBR and the Company). On the applicable Date of Delivery, subject to the satisfaction or waiver of the closing conditions set forth herein, FBR shall pay to the Company the aggregate applicable purchase price for the Option Shares then purchased or placed by FBR (net of any Placement Fee with respect to any Placed Option Shares) by wire transfer of immediately available funds to an account previously designated by the Company in writing against the Company's delivery of the certificates for the Option Shares to FBR for FBR's or for each Participant's account, as indicated by FBR to the Company (or, at the request of FBR, in fully-registered global form through the facilities of DTC), in such denominations and registered in such names as FBR shall specify. Such payment and delivery shall be made at a mutually satisfactory time, on each Date of Delivery. In the event FBR elects to have any Option Shares delivered in certificated form, for the purpose of expediting the checking of the certificates for the Option Shares by FBR, the Company agrees to make such certificates available to FBR for such purpose at least two full business days preceding the applicable Date of Delivery.

     3.   Offering of the Shares; Restrictions on Transfer.

          (a) FBR represents and warrants to and agrees with the Company that:
(i) it has not solicited and will not solicit any offer to buy or offer to sell the Shares by means of any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act ("Regulation D")), and, with respect to Resale Shares sold in reliance on Regulation S under the Securities Act ("Regulation S"), by means of any directed selling efforts (within the meaning of Regulation S); and (ii) it has solicited and will solicit offers to buy the Resale Shares only from, and has offered and will offer, sell or deliver the Resale Shares only to, (A) persons whom it reasonably believes to be "qualified institutional buyers" (as defined in Rule 144A under the Securities Act, "Rule 144A") (such persons, "QIBs") or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to it that each such account is a QIB to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, who, in each case, provide to it an executed certificate substantially in the form of Annex I to the Preliminary Memorandum, and (B) persons (each a "Regulation S Purchaser") to whom and under circumstances in which it reasonably believes offers and sales of Resale Shares may be made without registration under the Securities Act in reliance on Regulation S, and only to persons who provide to it an executed certificate substantially in the form of Annex II to the Preliminary Memorandum (such persons specified in clauses (A) and (B) being referred to herein as "Eligible Purchasers"). FBR agrees to abide by the "offering restrictions" requirements of Rule 902(g)(1) of Regulation S.

          (b) The Company represents and warrants to and agrees with FBR that none of it and any of its affiliates (which shall include, without limitation, VWT LP, VWP LLC, Shell LLC, Ciatti LLC, Ciatti Investors LLC, VWP Inc., a Delaware corporation ("VWP Inc."), Vintage Wine Business Trust I, a Delaware business trust ("VWB I"), and Vintage Wine Business Trust II, a Delaware business trust ("VWB II" and together with VWT LP, VWP LLC, Shell LLC, Ciatti LLC, Ciatti Investors LLC, VWP Inc. and VWB I, the "Subsidiaries") has solicited or will solicit any offer to buy, and none of it and any of its affiliates has offered or will offer to sell, the Shares by means of any form of general solicitation or general advertising (within the meaning of Regulation D). The Company further represents and warrants to and agrees with FBR that each of the Company and its affiliates has solicited and will solicit offers to buy the Private Placement Shares (or any other Shares) only from, and has offered and will offer, sell or deliver the Private Placement Shares (or any other Shares) only to, "accredited investors" within the meaning of Rule 501 (a) under the Securities Act (each, an "Accredited Investor") and that the Company will only deliver Private Placement Shares to Accredited Investors who have provided to the Company a


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fully completed and executed Subscription Agreement substantially in the form of
Annex III to the Preliminary Memorandum.

          (c) The Company represents and warrants to and agrees with FBR that, assuming the accuracy of FBR's representations and warranties and FBR's compliance with its obligations set forth in this Section 3, (i) none of the Company or any of its affiliates or any person acting on behalf of the Company or any of its affiliates has engaged in, nor will it engage in, any directed selling efforts (as that term is defined in Regulation S) with respect to the Shares in violation of Regulation S; and (ii) the Company and any of its affiliates and any person acting on the behalf of any of the foregoing (other than FBR, as to which no representation is made) have complied and will comply with the offering restrictions requirement of Regulation S.

          (d) FBR represents and warrants to and agrees with the Company that it has not offered or sold, nor will it offer or sell, any Resale Shares in any jurisdiction outside of the United States except in material compliance with all applicable laws, regulations and rules of those countries.

          (e) Each of FBR and the Company represents and warrants to the other that no action is being taken by it or is contemplated by it that would permit an offering or sale of the Shares or possession or distribution of the Preliminary Memorandum or the Final Memorandum or any other offering material relating to the Shares in any jurisdiction where, or in any other circumstances in which, action for those purposes is required (other than in jurisdictions where such action has been duly taken by counsel for FBR).

          (f) FBR and the Company agree that FBR may arrange (i) for the private offer and sale of a portion of the Resale Shares to a limited number of Eligible Purchasers (which may include affiliates of FBR that are Eligible Purchasers), and (ii) for the private offer and sale of the Private Placement Shares by the Company to Accredited Investors (which may include affiliates or employees of FBR that are Accredited Investors) that in purchasing such Shares have provided to the Company a fully completed and executed Subscription Agreement, in each case under restrictions and other circumstances designed to preclude any distribution of the Shares that would require registration of the Shares under the Securities Act.

          (g) FBR and the Company agree that the Shares maybe resold or otherwise transferred by the holders thereof only if such Shares are registered under the Securities Act or if an exemption from registration is available. FBR hereby establishes and agrees that it has observed and will observe the following procedures in connection with offers, sales and subsequent resales or other transfer of any Shares purchased or placed by FBR:

               (i) Sales only to certain investors. Initial offers and sales of the Resale Shares will be made only in Exempt Resales by FBR to investors that FBR reasonably believes to be Eligible Purchasers.

               (ii) No general solicitation. The Shares will be offered only by approaching prospective purchasers on an individual basis. No general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act will be used in connection with the offering of the Shares.

          (h) FBR and the Company agree that the Final Memorandum shall state that the Shares have not been and will not be registered (other than pursuant to the Registration Rights Agreement) under the Securities Act.


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          (i) FBR and the Company agree that each initial resale of Resale
Shares by FBR (and each purchase of Resale Shares from the Company by FBR) in accordance with this Section 3 shall be deemed to have been made on the basis of and in reliance on the representations, warranties, covenants and agreements (including, without limitation, agreements with respect to indemnification and contribution) of the Company, VWT LP and VWP LLC contained in this Agreement.

          (j) FBR agrees that it shall send via first class mail (or via private courier of national recognition) or give a copy of the Final Memorandum to each person purchasing Shares at the Closing Time as soon as reasonably practical after FBR receives sufficient copies of the Final Memorandum for such purpose.

     4.   Representations and Warranties of the Company, VWT LP and VWP LLC.

     In addition to the other representations and warranties contained herein, the Company, VWT LP and VWP LLC hereby, jointly and severally, represent and warrant to FBR that, as of the date of this Agreement, the Closing Time, any Secondary Closing Time and any Date of Delivery:

          (a) the Preliminary Memorandum did not, as of its date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Final Memorandum (as it may be amended or supplemented) will not, as of its date, at Closing Time, each Secondary Closing Time (if any) and on each Date of Delivery (if any), contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statement in or omission from the Preliminary Memorandum or Final Memorandum made in reliance upon and in conformity with information furnished to the Company in writing by FBR expressly for use therein (that information being limited to that described in the last sentence of Section 8(c) hereof);

          (b) the Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Maryland, with full corporate power and authority to own, lease or operate its properties and to conduct its business as described in the Memorandum and to execute and deliver the Transaction Documents, and to consummate the transactions contemplated by the Transaction Documents (including the issuance, sale and delivery of the Shares);

          (c) each Subsidiary is a corporation, trust, limited partnership or limited liability company duly organized or formed and validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, with full corporate or other power and authority to own, lease or operate its properties, as applicable, and to conduct its business as described in the Memorandum and, to execute and deliver this Agreement and the Contribution Agreements, and to consummate the transactions contemplated hereby and thereby, in each case as applicable; to the knowledge of the Company, each party to the Contribution Agreements that is an entity and is not a Subsidiary is a limited liability company duly organized or formed and validly existing and in good standing under the laws of its jurisdiction of formation with full company power and authority to execute and deliver the applicable Contribution Agreement and to consummate the transactions contemplated thereby; to the knowledge of the Company, each party to the Contribution Agreements that is an individual has full capacity to execute and deliver the applicable Contribution Agreements and to consummate the transactions contemplated thereby;

          (d) complete and correct copies of the articles of incorporation, certificate of formation, bylaws, operating agreement, limited partnership agreement or other organizational documents


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(collectively, the "Charter Documents") of the Company and each Subsidiary and all amendments thereto through the date hereof or that may be adopted prior to the Closing Time have been delivered to FBR;

          (e) all issued and outstanding shares of capital stock, membership interests, partnership interests, beneficial interests or other equity interests of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, as applicable, and have not been issued in violation of or subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right of shareholders arising under applicable law, under the Charter Documents of such Subsidiary, under any agreement to which such Subsidiary is a party or otherwise, and, at and after the Closing Time, except with respect to the limited partnership interests of VWT LP owned by former members of VWP LLC and by members of management described in the Memorandum, will be owned, directly or indirectly, by the Company; at and after the Closing Time, all of such shares of capital stock, membership interests, partnership interests, beneficial interests, or other equity interests of each Subsidiary, including those limited partnership interests of VWT LP owned by former members of VWP LLC and by members of management described in the Memorandum, except as otherwise described in the Memorandum, will be owned free and clear of any pledge, security interests, liens, encumbrances, claims or equitable interests; the Company does not, and as of any Closing Date will not, own or control, directly or indirectly, any corporation, association or other entity other than the Subsidiaries;

          (f) as of the date of this Agreement and immediately prior to the Closing Time (without giving effect to the Exchange), all issued and outstanding membership interests of VWP LLC were owned of record or beneficially by the Members; at the Closing Time and each Date of Delivery and Secondary Closing Time, if any, all the memberships interests of VWP LLC will be owned directly and indirectly by VWT LP and the Company free and clear of any Liens (as hereinafter defined); Shell LLC, Ciatti LLC and, Ciatti Investors LLC are not subject to any obligation, cost, expense or liability of any kind, whether absolute, contingent, accrued or otherwise, that will survive the Closing Time or that is or will become, on a consolidated basis, an obligation or liability of the Company, VWT LP or their affiliates;

          (g) the Company had, at the date indicated and at the Closing Time, the duly authorized capitalization set forth in the Memorandum under the caption "Capitalization" after giving effect to the adjustments set forth thereunder (but without giving effect to the purchase or placement of the Option Shares by FBR); all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable, and have been issued in compliance with all of the applicable state and federal securities laws and not in violation of or subject to any preemptive right or other similar right of shareholders arising under applicable law, under the Charter Documents of the Company, under any agreement to which the Company is a party or otherwise; except as disclosed in or contemplated by the Memorandum, there are no outstanding (i) securities or obligations of the Company or any Subsidiary convertible into or exchangeable for any capital stock of the Company, (ii) warrants, rights or options to subscribe for or purchase from the Company or any Subsidiary any such capital stock or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company or any Subsidiary to issue or sell, subscribe for or purchase any shares of capital stock, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options;

          (h) the Shares have been duly authorized for issuance, sale and delivery pursuant to this Agreement and, when issued by the Company and delivered against payment therefor in accordance with the terms of this Agreement, will be duly and validly issued and fully paid and nonassessable, free and clear of any pledge, lien, charge, mortgage, security interest, claim or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever (any "Lien"), and the issuance, sale and delivery of the Shares are not subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right of shareholders arising under applicable law, under the Charter Documents

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of the Company or its Subsidiaries, under any agreement to which the Company is a party or otherwise, other than as provided for in the Registration Rights Agreement;

          (i) each of the Company and each Subsidiary is duly qualified or licensed by, and is in good standing as a foreign corporation, limited liability company, limited partnership or trust, as the case may be, in each jurisdiction in which it conducts its business or in which it owns or leases property or maintains an office and in which such qualification or licensing is necessary and in which the failure, individually or in the aggregate, to be so qualified or licensed would reasonably be expected to have a material adverse effect on
(i) the business, condition (financial or otherwise), results of operations, stockholders' equity or properties or prospects of the Company and the Subsidiaries, taken as a whole, or (ii) the consummation of the transactions contemplated by the Transaction Documents (a "Material Adverse Effect");

          (j) the Company and each Subsidiary have good and marketable title in fee simple to all real property, if any, and good title to all personal property, if any, owned by it, in each case free and clear of all Liens, except such as are disclosed in the Memorandum or as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; any real property or personal property held under lease by the Company or any of the Subsidiaries is held under a lease that is legal, valid, binding and enforceable against the Company or such Subsidiary, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity, or as otherwise disclosed in the Memorandum or as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; the Company and its Subsidiaries own, lease or have access to all such properties as are necessary to the conduct of their business as presently operated and as proposed to be operated as described in the Memorandum, except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; neither the Company nor any Subsidiary has received any notice of any claim adverse to its ownership of any real or personal property or of any claim against the continued possession of any real property, whether owned or held under lease or sublease by the Company or its Subsidiaries, except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

          (k) the Company and the Subsidiaries, taken together, own or possess such licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, production or viticultural processes, other intangible property rights and know-how (collectively "Intangibles"), as are necessary to entitle the Company and the Subsidiaries, taken as a whole, to conduct their business as described in the Memorandum, and neither the Company nor any of the Subsidiaries has received written notice of any infringement of or conflict with (and, upon due inquiry, neither the Company nor any Subsidiary knows of any infringement of or conflict with) asserted rights of others with respect to any Intangibles which would reasonably be expected to have a Material Adverse Effect;

          (l) the Company and the Subsidiaries are in compliance with, and neither the Company nor any of the Subsidiaries has violated, or received notice of, or knows of any violation with respect to any law, rule, regulation, order, decree or judgment applicable to it and its business, including those relating to transactions with affiliates, environmental, safety or similar laws, federal or state laws relating to discrimination in the hiring, promotion or pay of employees, federal or state wages and hours law, the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, except for those violations as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

          (m) the Resale Shares satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act; assuming the accuracy of FBR's representations and warranties set forth in Section 3 of this Agreement and that the purchasers who buy the Resale Shares in Exempt Resales are Eligible Purchasers, each of the sale of the Resale Shares to FBR, as contemplated hereby, the Exempt Resales and the sale of the Private Placement Shares to Accredited Investors, as contemplated hereby, are exempt from the registration requirements of the Securities Act;

          (n) neither the Company nor any Subsidiary nor any officer, director, agent or employee purporting to act on behalf of the Company or any Subsidiary has at any time, directly or indirectly, (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (ii) made any payment to any state, federal or foreign, governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law, (iii) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company and the Subsidiaries, or (iv) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended;

          (o) except as otherwise disclosed in the Memorandum, there are no outstanding loans, advances, amounts due or guarantees of indebtedness by the Company or any Subsidiary to or for the benefit of any of the officers, directors, affiliates or representatives of the Company or the Subsidiaries or any of the members of the families of any of them;

          (p) except with respect to FBR, neither the Company nor any Subsidiary has incurred any liability or obligation for any brokerage commission, finder's fees or similar payments in connection with the transactions contemplated by the Transaction Documents;

          (q) neither the Company nor any of the Subsidiaries nor First Banc Mortgage LLC, a Nevada limited liability company ("First Banc") is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), its respective Charter Documents or in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, license, indenture, mortgage, deed of trust, franchise, license or permit, bank loan or credit agreement or other agreement or instrument to which the Company, such Subsidiary or First Banc is a party or by which either of them or their respective properties may be bound or affected, except for such breaches or defaults that could not reasonably be expected to have a Material Adverse Effect;

          (r) the execution, delivery and performance of this Agreement by the Company, VWP LLC and VWT LP, the Contribution Agreements by the Company, its affiliates and the other parties thereto, and of the Registration Rights Agreement by the Company, and the issuance, sale and delivery of the Shares and the consummation by the Company and its affiliates, as applicable, of the transactions contemplated hereby and thereby, and compliance by the Company, its affiliates and, the other parties to the Contribution Agreements, as applicable, with the terms and provisions hereunder and thereunder, do not and will not conflict with, or result in any breach of or constitute a default under (nor constitute any event that with notice, lapse of time, or both would constitute a breach of or default under), as applicable, (A) any provision of the Charter Documents of the Company, its affiliates and the other parties to the Contribution Agreements (B) any provision of any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company, its affiliates or the other parties to the Contribution Agreements is a party or by which it or its respective properties may be bound or affected, or (C) under any federal, state, local or foreign law, regulation or rule or any decree, judgment, permit, writ or order applicable to the Company, its affiliates or the other parties to the Contribution Agreements, except in the case of clauses (B) or (C) for such conflicts, breaches or defaults which have been validly waived or would not reasonably be expected to have a Material Adverse Effect or result in the creation or imposition of any Lien upon any property or asset of the Company or any of its affiliates;

          (s) (i) this Agreement has been duly authorized, executed and delivered by the Company, VWT LP and VWP LLC, and constitutes a legal, valid and binding agreement of the Company, VWT LP and VWP LLC, enforceable against the Company, VWT LP and VWP LLC in accordance with its terms, (ii) the applicable Contribution Agreements have been duly authorized by the Company, VWP LLC and VWT LP and at the Closing Time will have been duly executed and delivered by the Company, VWP LLC and VWT LP and will constitute a legal, valid and binding agreement of the Company, VWP LLC and VWT LP enforceable against each of Company, VWP LLC and VWT LP in accordance with its terms, (iii) the Registration Rights Agreement has been duly authorized by the Company and at the Closing Time will have been duly executed and delivered by the Company and will constitute a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except, in each case, as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except to the extent that the indemnification and contribution provisions of this Agreement may be limited by federal or state securities laws and public policy considerations in respect thereof;

          (t) the Shares, the capital stock of the Company and VWT LP, the Company's and VWT LP's Charter Documents, the Contribution Agreements and the Registration Rights Agreement conform in all material respects to the description thereof contained in the Memorandum; the form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements (including any requirement under Section 2-210 and Section 2-211 of the Maryland General Corporation Law) and with any applicable requirements of the Charter Documents of the Company;

          (u) assuming the accuracy of FBR's representations and warranties set forth in Section 3 of this Agreement and that the purchasers who buy the Resale Shares in Exempt Resales are Eligible Purchasers, no approval, authorization, consent, license, permit, certification or order of (a "Consent") or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the execution, delivery and performance by (1) the Company, VWT LP and VWP LLC of this Agreement, (2) the Company, VWP LLC, VWT LP and the other parties thereto of the Contribution Agreements, (3) the Company of the Registration Rights Agreement,
(4) the consummation of the applicable Transaction Documents by Company, VWP LLC, VWT LP and the other parties to the Contribution Agreements, or (5) the offer, issuance, sale and delivery of the Shares as contemplated hereby, other than (i) such as have been obtained or made, or will have been obtained or made prior to the Closing Time, (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered or placed by FBR or the DSP Shares are being offered by the Company,
(iii) with or by federal or state securities regulatory authorities in connection with or pursuant to the Registration Rights Agreement, including without limitation the filing of the registration statement(s) required thereby with the Securities and Exchange Commission (the "Commission") and (iv) the filing of a Form D with the Commission;

          (v) the Company has filed, or has caused to be filed, an application (the "PORTAL Application") with the National Association of Securities Dealers, Inc.'s PORTAL(SM) Market ("PORTAL") relating to the eligibility of the Shares as PORTAL-eligible securities in accordance with the rules and regulations of the National Association of Securities Dealers, Inc.; Annexes I, II and III to the Memorandum are adequate to create a reasonable belief on the part of the Company and FBR that the purchasers of Rule 144A Shares, Regulation S Shares and Regulation D Shares are qualified purchasers in each respective case;

          (w) (i) each of the Company and each Subsidiary has obtained all necessary Consents and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary Consents from other persons, required in order to conduct its business as described in the Memorandum, except to the extent that any failure to have any such Consents or make any such filing would not, alone or in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) except as would not reasonably be expected to have a Material Adverse Effect, each such Consent is valid and in full force and effect; (iii) neither the Company nor any Subsidiary has received written notice, or to the knowledge of the Company, any other notice, of any investigation or proceedings that results in or, if decided adversely to the Company or such Subsidiary, could reasonably be expected to result in, the revocation of, or imposition of a materially burdensome restriction on, any Consent; neither the Company nor any Subsidiary is in violation of, or in default under, nor has the Company or any Subsidiary received notice of any proceeding relating to the revocation or modification of, any such Consent or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company, except where such violation, default, modification or revocation could not be expected to have a Material Adverse Effect; and (iv) no Consent contains a restriction which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect that is not adequately disclosed in the Memorandum;

          (x) no relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries, and any director, trustee, officer, shareholder, lessee or prospective lessee of the Company or any of its Subsidiaries, or any affiliate or family member thereof, which would be required to be described in a prospectus included in a registration statement on Form S-11 under the Securities Act which is not described in the Memorandum;

          (y) the Memorandum contains complete and accurate summaries of all material contracts, agreements, instruments and other documents of the Company and its Subsidiaries that would be required to be described in a prospectus included in a registration statement on Form S-11 under the Securities Act; copies of all such material contracts, agreements, instruments and other documents of the Company and its Subsidiaries have been previously made available to FBR or its counsel and are complete and genuine;

          (z) the Company and its Subsidiaries (and any predecessors in interest) have provided FBR and its counsel with copies of all contracts, letters of intent, terms sheets, title reports (including any exception documents), title policies, financial reports, environmental reports, appraisals, surveys as well as any other material due diligence materials relating to the Properties (as hereinafter defined) that are in their possession or control or that they have relied on;

          (aa) other than as set forth in the Memorandum, there are no material actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary, or any of their respective properties, directors, managers, partners, officers or affiliates at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency; there are no actions, suits, proceedings, inquiries or investigations pending, or to the knowledge of the Company, threatened against the Natural Members at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency that would reasonably be expected to have Material Adverse Effect; other than FBR, neither the Company nor any Subsidiary has authorized anyone to make any representations regarding the offer and sale of the Shares, or regarding the Company or its Subsidiaries in connection therewith; neither the Company nor any Subsidiary has received notice of any stop order or other similar order or decree preventing the use of the Memorandum, nor of any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act, and no proceeding for that purpose has commenced or is pending or, to its knowledge, is contemplated;

          (bb) no securities of the Company are of the same class (within the meaning of Rule 144A under the Securities Act) as the Shares and listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or quoted in a U.S. automated inter-dealer quotation system;

          (cc) subsequent to the date of the Final Memorandum and immediately prior to the Closing Time, each Secondary Closing Time and each Date of Delivery, as the case may be, and except as may be otherwise stated in the Final Memorandum, there has not been (i) any event, circumstance or change that has, or would reasonably be expected to have, a Material Adverse Effect, (ii) any transaction, other than in the ordinary course of business, that is material to the Company or any of the Subsidiaries, contemplated or entered into by the Company or any of the Subsidiaries, (iii) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any of the Subsidiaries, other than in the ordinary course of business, that is material to the Company or such Subsidiary, (iv) any dividend or distribution of any kind declared, paid or made by the Company or any Subsidiary on any class of its capital stock, or any purchase by the Company of any of its outstanding capital stock, (v) other than with respect to the formation transactions of the Company as described in the Final Memorandum, any change of the capital stock of the Company and the Subsidiaries or (vi) change in the indebtedness of the Company and the Subsidiaries;

          (dd) neither the Company nor any of the Subsidiaries is, nor upon the sale of the Shares as contemplated herein and the application of the net proceeds therefrom as described in the Final Memorandum under the caption "Use of Proceeds" will be, an "investment company" or an entity "controlled" by an "investment company" (as such terms are defined in the Investment Company Act of 1940, as amended);

          (ee) except as described in the Memorandum, there are no persons with registration or other similar rights to have any securities registered by the Company or any of the Subsidiaries under the Securities Act other than pursuant to the Registration Rights Agreement and any other registration rights agreement described in the Memorandum;

          (ff) the Company has not relied upon FBR or legal counsel for FBR for any legal, tax or accounting advice in connection with the offering and sale of the Shares;

          (gg) to the Company's knowledge, the industry, statistical and market related data included in the Memorandum is based on or derived from the most current sources reasonably available and the Company and each Subsidiary believe such sources are reliable and such data is accurate in all material respects;

          (hh) each person named in the Memorandum who is or is expected to be an independent director of the Company has not, within the last five years, been employed by or affiliated with, directly or indirectly, the Company or any Subsidiary, whether by ownership of, ownership interest in, employment by, any material business or professional relationship with, or serving as an officer or director of the Company or any Subsidiary;

          (ii) the Company's investment and leverage guidelines and operating policies described in the Memorandum accurately reflect in all material respects the intentions of the Company with respect to the operation of its business, and no material deviation from such guidelines or policies is contemplated;

          (jj) in connection with the offering of the Shares, neither the Company, any of the Subsidiaries, nor any of their respective affiliates (as defined in Section 501(b) of Regulation D) has, whether directly or through any agent or person acting on its behalf (other than FBR): (i) offered Common Stock of the Company or any other securities convertible into or exchangeable or exercisable for such Common Stock in a manner in violation of the Securities Act or the rules and regulations thereunder, (ii) distributed any other offering material in connection with the offer and sale of the Shares, other than as described in the Memorandum, or (iii) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any security (as defined in the Securities Act) which is or will be integrated with the offering and sale of the Shares in a manner that would require the registration of the Shares under the Securities Act;

          (kk) neither the Company nor any of the Subsidiaries has taken any action that would not permit the Company to qualify to be taxed as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), or to conduct its operations in a manner that will enable the Company to meet the requirements for qualification and taxation as a REIT under the Code;

          (ll) neither the Company nor any of its affiliates (i) is required to register as a "broker" or "dealer" in accordance with the provisions of the Exchange Act or the rules and regulations thereunder, or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article 1 of the By-Laws of the National Association of Securities Dealers, Inc. (the "NASD")) any member firm of the NASD;

          (mm) each of the Company and the Subsidiaries carry or are covered by, or upon completion of the offering contemplated hereby will be covered by, insurance (issued by insurers of recognized financial responsibility to the knowledge of the Company) in such amounts and covering such risks as, to the knowledge of the Company, is reasonably adequate for the conduct of its businesses and the value of the assets to be held by them upon the consummation of the transactions contemplated by the Final Memorandum and all of such insurance is in full force and effect; there are no material claims by the Company or any Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any Subsidiary has not been refused any insurance coverage sought or applied for; neither the Company nor any Subsidiary has reason to believe that it will not be able to renew its existing insurance as and when such coverage expires;

          (nn) the consolidated financial statements, including the notes thereto, included in the Memorandum fairly present the financial condition of the Company and the Subsidiaries on a consolidated basis as of the respective dates thereof, and the consolidated results of their operations for the periods then ended in conformity with U.S. generally accepted accounting principles applied on a consistent basis; neither the Company nor any Subsidiary has any material liabilities, obligations or guarantees, direct or contingent (including off-balance sheet obligations) that are required to be disclosed in the Memorandum in accordance with U.S. generally accepted accounting principles or that would be required to be disclosed in a registration statement on Form S-11 in accordance with item 103 of Regulation S-K, in each case, that are not so disclosed;

          (oo) except as disclosed in the Memorandum, no Subsidiary is prohibited or restricted, directly or indirectly, from paying any dividends or distributions to the Company to the extent permitted by applicable law, from making any other distribution on such Subsidiary's issued and outstanding capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of the property or assets of such Subsidiary to the Company;

          (pp) the Company and each Subsidiary has prepared and timely filed any and all federal, state, foreign and other tax returns that are required to be filed by it, if any, and has paid or will pay all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which the Company or any Subsidiary is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return), except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; no deficiency assessment with respect to a proposed adjustment of the Company's or any Subsidiary's federal, state, local or foreign taxes is pending or, to the Company's knowledge, threatened, which if determined adversely to the Company or any Subsidiary would reasonably be expected to have a Material Adverse Effect; the accruals and reserves on the books and records of the Company and the Subsidiaries in respect of tax liabilities for any taxable period not finally determined, if any and if applicable, are adequate to meet any assessments and related liabilities for any such period and, since the date of most recent audited financial statements, neither the Company nor any Subsidiary has incurred any liability for taxes other than in the ordinary course of its business; there is no tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company or any Subsidiary;

          (qq) the Company and each Subsidiary maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

          (rr) without limiting the scope of any of the other representations contained herein, none of the restrictions on ownership of the Company's common stock that are contained in the Company's Charter Documents or elsewhere, including without limitation the percentage ownership restriction that prohibits any stockholder of the Company from owning more than 9.8% of the Company's common stock, will apply to FBR as a result of FBR's initial purchase of the Resale Shares from the Company, as contemplated by this Agreement;

          (ss) the Company has performed and completed a due diligence investigation consistent with the Company's underwriting process and criteria described in the Memorandum with respect to each proposed property which it intends to acquire or develop, as generally identified in the Memorandum under the heading "Business and Properties -- Our Initial Properties" (the "Properties");

          (tt) none of the entities or individuals (including employees of the Company) which prepared material diligence reports regarding the Properties, including any appraisal or Phase I environmental assessment reports, (i) did so on a contingent basis, or (ii) have any substantial interest in the Company or any of its Subsidiaries, and none of such entities' directors, managers, officers, equity holders, or employees are connected or have material relationships with the Company, any of its Subsidiaries, directors or officers as a promoter, selling agent, trustees, director, manager, officer, equity holder, employee or otherwise;

          (uu) the Company has disclosed in the Memorandum all material details of all options or rights of first refusal to purchase all or any part of any property, including the Properties, or any interest therein; to the knowledge of the Company, each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, regulations and laws relating to access to the Properties), except if and to the extent disclosed in the Memorandum or except for such failures to comply that would not, individually or in the aggregate, have a Material Adverse Effect;

          (vv) each of the Company or its Subsidiaries, as applicable, is duly authorized to negotiate, enter into and perform under the agreements and any letters of intent entered into in connection with the Properties; the consummation of the acquisition of the Properties will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (i) any provision of the Charter Documents, (ii) any of the Company's or its Subsidiaries' obligations under any provision of any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company or such Subsidiary is a party or by which it or its properties may be bound or affected, or (iii) under any federal, state, local or foreign law, regulation or rule or any decree, judgment, permit or order applicable to the Company, its Subsidiaries or any Property; to the knowledge of the Company, the other parties thereto are duly authorized to negotiate, enter into and perform each agreement to acquire each Property; to the knowledge of the Company, there is no material fact that would, if not remedied, affect the Company's ability or intent to acquire each Property; the Company has identified potential investments and has corresponded with representatives of owners of properties in an aggregate amount of approximately $550 million, as set forth in the Memorandum under the heading "Business and Properties -- Our Initial Properties -- Additional Investments Under Review" and has not received an indication from such representatives that they are unwilling to engage in future communications regarding the Company's potential acquisition of the applicable properties;

          (ww) any certificate signed by any officer of the Company, VWT LP or VWP LLC delivered to FBR or to counsel for FBR pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company, VWT LP and VWP LLC to FBR as to the matters covered thereby; and

          (xx) the transactions contemplated by the Contribution Agreements and the other formation transactions of the Company and its Subsidiaries described in the Memorandum have been approved by all necessary action on the part of the board of directors, managers, partners, members or shareholders, as applicable, of the Company, VWT LP, VWP LLC, each other Subsidiary (if necessary), and all other parties to the Contribution Agreements, and prior to the Closing Time the Company, VWT LP, VWP LLC, each other Subsidiary, and all other parties to the Contribution Agreements will have obtained all necessary Consents from and made all necessary filings with third parties and any federal, state or local governmental or regulatory commission, board, body, authority or agency required for the consummation of transactions contemplated by the Contribution Agreements and the other formation transactions of the Company and its Subsidiaries described in the Memorandum, except such Consents and filings that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; the limited partnership units to be issued to the Members by VWT LP in connection with the transactions contemplated by the Contribution Agreements, when so issued, will be duly authorized, validly issued, fully paid and nonassessable; the Contribution Agreements and the other agreements relating to the other formation transactions of the Company and its Subsidiaries described in the Memorandum have not been terminated or amended.

     5. Certain Covenants.

     The Company, VWT LP and VWP LLC hereby agree with FBR:

          (a) to furnish such information and to pay such fees as may be required and otherwise to cooperate in qualifying the Shares for offer and sale under the securities or blue sky laws of such states and other jurisdictions as FBR may designate or as required for the Private Placement and to maintain such qualifications in effect as long as required by such laws for the distribution of the Shares and for the Exempt Resales of the Resale Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of, or subject itself to taxation as doing business in, any such state or other jurisdiction (except service of process with respect to the offering and sale of the Shares);

          (b) to prepare the Final Memorandum in a form reasonably approved by FBR and to furnish promptly (and with respect to the initial delivery of such Final Memorandum, not later than 10:00 a.m. (New York City time) on the second day following the execution and delivery of this Agreement, or earlier, if practicable) to FBR as many copies of the Final Memorandum (and any amendments or supplements thereto) as FBR may reasonably request for the purposes contemplated by this Agreement;

          (c) to advise FBR promptly, confirming such advice in writing, of: (i) the happening of any event known to the Company or any Subsidiary within the time during which the Final Memorandum shall (in the view of FBR) be required to be distributed by FBR in connection with an Exempt Resale (and FBR hereby agrees to notify the Company in writing when the foregoing time period has ended) which, in the reasonable judgment of the Company, would require the making of any change in the Final Memorandum then being used so that the Final Memorandum would not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading and to prepare and furnish, at the Company's expense, to FBR (and to persons designated by FBR) promptly any proposed amendments or supplements to the Final Memorandum as may be necessary so that the Final Memorandum does not include an untrue statement of a material fact or omit to state such material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; and (ii) the receipt of any notification with respect to the modification, rescission, withdrawal or suspension of the qualification of the Shares, or of any exemption from such qualification or from registration of the Shares, for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if any government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible;

          (d) to the extent not publicly available, to furnish to FBR for a period of two years from the Closing Time (i) copies of all annual, quarterly and current reports supplied to holders of the Shares (if such reports are not available to the public electronically on the Commission's website) and (ii) copies of all reports filed or furnished by the Company with or to the Commission;

          (e) not to amend or supplement the Preliminary Memorandum or the Final Memorandum unless FBR shall previously have been advised thereof and shall have consented thereto or not have reasonably objected thereto (for legal reasons) in writing within a reasonable time after being furnished a copy thereof;

          (f) during any period in the two years (or such shorter period as may then be applicable under the Securities Act regarding the holding period for securities under Rule 144(k) under the Securities Act or any successor rule) after the Closing Time in which the Company is not subject to Section 13 or 15(d) of the Exchange Act to furnish, upon request, to any holder of such Shares the information ("Rule 144A Information") specified in Rule 144A(d)(4) under the Securities Act and any additional information ("PORTAL Information") required by PORTAL; and any such Rule 144A Information and PORTAL Information will not, at the date thereof, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading;

          (g) to apply the net proceeds from the sale of the Shares in the manner set forth under the caption "Use of Proceeds" in the Final Memorandum;

          (h) that neither the Company nor any of its affiliates (as defined in Section 501(b) of Regulation D) will, whether directly or through any agent or person acting on its behalf (other than FBR): (i) offer Common Stock of the Company or any other securities convertible into or exchangeable or exercisable for such Common Stock in a manner in violation of the Securities Act or the rules and regulations thereunder, (ii) distribute any other offering material in connection with the offer and sale of the Shares, other than as described in the Preliminary Memorandum or Final Memorandum, (iii) sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act), the offer of which will be integrated with the offering and sale of the Shares in a manner that would require the registration under the Securities Act of the sale to FBR or the Eligible Purchasers of the Resale Shares or to the Participants of the Private Placement Shares, or (iv) offer or sell the DSP Shares to any person other than to the DSP Participants, a written list of whom will be provided to FBR no later than one business day after the date hereof;

          (i) that neither the Company nor any of its Subsidiaries will take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Shares;

          (j) that, except as permitted by the Securities Act, neither the Company nor any of its affiliates will distribute any offering materials in connection with Exempt Resales, other than FBR's distribution of the Memorandum;

          (k) to pay all expenses, fees and taxes in connection with (i) the preparation of the Memorandum, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to FBR (including costs of mailing and shipment), (ii) the preparation, issuance, sale and delivery of the Shares, including any stock or other transfer taxes or duties payable upon the sale of the Resale Shares to FBR, (iii) the printing and/or reproduction of this Agreement and any dealer agreements, and the furnishing of copies of each thereof to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including any filing fees and reasonable legal fees and other expenses of FBR), and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to FBR and to dealers, (v) the designation of the Shares as PORTAL-eligible securities by PORTAL, (vi) all fees and disbursements of counsel and accountants for the Company, (vii) the fees and expenses of any transfer agent or registrar for the Common Stock, (viii) the costs and expenses of the Company incurred in connection with the marketing of the Shares, including the road show costs and expenses of Company personnel, (ix) all costs and expenses incurred by the Company, FBR and their respective affiliates in connection with the offer and sale of the DSP Shares and (x) performance of the Company's other obligations hereunder;

          (l) to use reasonable efforts in cooperation with FBR to obtain permission for the Shares (other than Shares offered and sold in accordance with Regulation S) to be eligible for clearance and settlement through the DTC, and for the Shares sold in accordance with Regulation S to be eligible for clearance and settlement through the Clearstream Banking, societe anonyme, Luxembourg;

          (m) to affix to each global stock certificate, if any, an appropriate legend to facilitate compliance with Rule 144A, Regulation S, Regulation D, the policies, rules and regulations of the DTC, and any other transfer restrictions (as set forth in the Memorandum), as the case may be;

          (n) to refrain during the period commencing on the date of this Agreement and continuing until the later of: (x) the date that is 240 days after the Closing Time; and (y) the date that is 90 days after the effective date of the Company's registration statement which provides for the resale of the Shares under the Securities Act, without the prior written consent of FBR (which consent may be withheld or delayed in FBR's sole discretion), from (i) pledging, selling, offering, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option, right or warrant for the sale of, lending or otherwise disposing of or transferring, directly or indirectly, any equity securities of the Company, or any securities convertible into or exercisable or exchangeable for equity securities of the Company, or filing any registration statement under the Securities Act with respect to any of the foregoing; or (ii) entering into any swap or other arrangement that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of equity securities of the Company, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; the foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) the registration and sale of the Shares in accordance with the terms of the Registration Rights Agreement, (C) any shares of Common Stock issued by the Company upon the exercise of an option outstanding on the date hereof and referred to in the Final Memorandum, or (D) issuances of options or grants of restricted stock under the Company's stock option and incentive plan;

          (o) to maintain a registrar and a transfer agent;

          (p) that, from and after the Closing Time, the Company shall have in place and maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, (v) the Company will qualify as a REIT under the Code, and (vi) management is aware of all material transactions to which the Company is a party or its properties are subject;

          (q) that, commencing with its taxable year ending December 31, 2005, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code and its current and proposed method of operation will enable the Company to meet the requirements for qualification and taxation as a REIT under the Code; provided, however, that this covenant shall not restrict the Company from ceasing to comply with the requirements for qualification as a REIT under the Code if a majority of the board of directors of the Company determines that it is no longer in the best interests of the Company and its stockholders to so comply;

          (r) that, for a period of two years after the Closing Time, the Company will conduct its affairs and the affairs of the Subsidiaries in such a manner so as to ensure that neither the Company nor any of the Subsidiaries will be an "investment company" or an entity "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended; provided, however, that this covenant shall not restrict the Company or any Subsidiary from conducting its business in a manner that would result in the Company or such Subsidiary being an "investment company" or an entity "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended, if a majority of the board of directors of the Company determines that it is in the best interests of the Company and its stockholders to do so;

          (s) that, for a period of two years after the Closing Time, to make all necessary filings, individually or in the aggregate, required under any federal, state, local or foreign law, regulation or rule and obtain and maintain all necessary licenses, authorizations, consents and approvals from other persons, required in order to conduct its proposed business as described in the Final Memorandum, except where the failure to make such filings, or obtain or maintain such licenses, authorizations, consents and approvals, would not have a Material Adverse Effect;

          (t) that the Company will not have in place at any time prior to the effective date of a shelf registration statement on Form S-11 or such other appropriate form pursuant to Rule 415 under the Securities Act relating to the Shares a compensation package, plan or plans for its Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer or any senior management that result in such officers receiving greater aggregate and cumulative compensation from the Company than is described in the Memorandum under the heading "Management" during the periods so described;

          (u) that, as soon as reasonably practicable following completion of the transactions contemplated hereby, but no later than 90 days following the Closing Time, to use commercially reasonable efforts to cause the Company's board of directors to approve the investment guidelines of the Company and the corporate governance policies and procedures of the Company as described in the Final Memorandum, and the Company will maintain and comply with such guidelines, policies and procedures; and

          (v) the Company will consider director candidates proposed by FBR and use its best efforts to nominate one such proposed director to its Board of Directors, or two such proposed directors if Irwin Gubman does not serve as a director of the Company, and establish a board of seven (7) directors, five (5) of whom shall be "independent" (as defined by Section 303A.02 of the New York Stock Exchange Listed Company Manual.

     6. Conditions of FBR's Obligations. The obligations of FBR hereunder are subject to (i) the accuracy of the representations and warranties on the part of the Company, VWT LP and VWP LLC on the date hereof, at the Closing Time, each Secondary Closing Time and each Date of Delivery, (ii) the accuracy of the statements of the Company's officers made in any certificate pursuant to the provisions hereof as of the date of such certificate, (iii) the performance by the Company, VWT LP and VWP LLC of all of their respective covenants and other obligations hereunder and (iv) the following other conditions:

          (a) The Company shall furnish to FBR at the Closing Time (i) an opinion of Clifford Chance US LLP, counsel for the Company, addressed to FBR and dated the Closing Time, in the form set forth on Exhibit B hereto. Such opinion shall indicate that it is being rendered to FBR at the request of the Company, and such counsel may limit its opinions to the Delaware Revised Uniform Limited Partnership Act and the Delaware Limited Liability Company Act (which for the purposes of rendering such opinions includes all applicable case law), the laws of the State of New York and the federal laws of the United States of America and may rely on opinions of local counsel as well as certificates of public officials and officers of the Company.

          (b) The Company shall furnish to FBR at the Closing Time an opinion of Venable LLP, Maryland counsel for the Company, addressed to FBR and dated the Closing Time, in the form set forth on Exhibit C hereto. Such opinion shall indicate that it is being rendered to FBR at the request of the Company, and such counsel shall be permitted to state that it expresses no opinion as to the laws of any jurisdiction other than the laws of the United States and the State of Maryland and may rely on certificates of public officials and officers of the Company.

          (c) The Company shall furnish to FBR at the Closing Time an opinion of Clifford Chance US LLP, counsel for the Company, addressed to FBR and dated the Closing Time, in the form set forth on Exhibit D hereto. Such opinion shall indicate that it is being rendered to FBR at the request of the Company.

          (d) The Company shall furnish to FBR at the Closing Time (i) an opinion of Lanahan & Reilley LLP, California counsel for the Company, addressed to FBR and dated the Closing Time, in the form set forth on Exhibit E hereto.

          (e) The Company shall furnish to FBR at the Closing Time (i) an opinion of Gunn and Gunn, general outside counsel for First Banc Mortgage, LLC, addressed to FBR and dated the Closing Time, in the form set forth on Exhibit F hereto.

          (f) The Company shall furnish to FBR at the Closing Time (i) an opinion of Lionel, Sawyer & Collins, Nevada counsel for the First Banc Mortgage, LLC, addressed to FBR and dated the Closing Time, in the form set forth on Exhibit G hereto.

          (g) FBR shall have received from Deloitte & Touche LLP a "comfort" letter or letters dated, respectively, as of the date hereof and the Closing Time, addressed to FBR and in form and substance satisfactory to FBR, in substantially the form attached as Exhibit H hereto.

          (h) FBR shall have received at the Closing Time the opinion of Hunton & Williams LLP, counsel for FBR, dated the Closing Time, in form and substance satisfactory to FBR.

          (i) Prior to the Closing Time, each Secondary Closing Time, and each Date of Delivery, as the case may be, (i) no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation by written notice or threatening of any proceedings for any of such purposes, shall have occurred and (ii) the Final Memorandum and all amendments or supplements thereto, or modifications thereof, if any, shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading and without limiting the foregoing, no transaction which is material to the Company and the Subsidiaries, taken as a whole, shall have been entered into by the Company or any Subsidiary which has not been fully and accurately disclosed in the Final Memorandum.

          (j) Between the time of execution of this Agreement and the Closing Time, each Secondary Closing Time or each Date of Delivery, as the case may be,
(i) no event, circumstance or change constituting a Material Adverse Effect or any development that in the reasonable judgment of FBR could result in Material Adverse Effect shall have occurred or become known, and (ii) no order, decree or stop order preventing the use of the Final Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act shall have been issued.

          (k) The Company shall have delivered to FBR at the Closing Time a true and correct certificate of its chief executive officer and chief financial officer to that effect that the representations and warranties of the Company, VWT LP and VWP LLC set forth in this Agreement (i) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to knowledge, materiality or Material Adverse Effect, shall be true and correct in all respects as of the Closing Time as though made on and as of such date (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date), and (ii) to the extent such representations and warranties are not subject to any such qualifications or exceptions, shall be true and correct in all material respects as of the Closing Time as though made on and as of such date (except to the extent such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct in all material respects as of such other date); the conditions set forth in paragraph
(i) and paragraph (j) shall have been satisfied and be true and correct as of the Closing Time; each of the Company, VWT LP and VWP LLC shall have complied, in all material respects, with all covenants and agreements and satisfied all conditions on its part to be performed or satisfied under this Agreement at or prior to the Closing Time, each Secondary Closing Time or each Date of Delivery, as the case may be.

          (l) On or before the Closing Time, FBR shall have received the Registration Rights Agreement executed by the Company and such agreement shall be in full force and effect.

          (m) At the time of execution and delivery of this Agreement or prior to Closing, FBR shall have received from each of the officers and directors of the Company and each other person as FBR may reasonably request a written agreement (a "Lock-up Agreement") in substantially the form attached hereto as
Exhibit I.

          (n) Each Subscription Agreement shall remain in full force and effect and no event shall have occurred giving any party the right to terminate any Subscription Agreement pursuant to the terms thereof.

          (o) The Company shall furnish to FBR at the Closing Time, each Secondary Closing Time and each Date of Delivery, as the case may be and, if necessary, a waiver and exemption of the ownership limitations set forth in the Company's charter with respect to (i) the issuance and sale of the Resale Shares to FBR and (ii) the Shares contemplated to be purchased by one or more of FBR's affiliates, as described in the Final Memorandum, from the Company's Board of Directors, in form and substance reasonably satisfactory to FBR.

          (p) The Resale Shares shall have been designated as PORTAL-eligible securities by PORTAL.

          (q) The formation transactions of the Company and its Subsidiaries described in the Memorandum, including the transactions contemplated by the Contribution Agreement, shall have been completed and all filings required in connection therewith shall have been made.

          (r) At each Secondary Closing Time and Date of Delivery, as the case may be, FBR shall have received:

               (i) A certificate, dated as of each Secondary Closing Time or Date of Delivery, as the case may be, of the chief executive officer and the chief financial officer of the Company, substantially to the same effect as the certificate delivered at Closing Time pursuant to subsection
     (h) of this Section 6, subject to any exceptions that, in the reasonable judgment of FBR, are not material.

               (ii) The opinion of Clifford Chance LLP, in each case, in form and substance satisfactory to FBR, dated as of each Secondary Closing Time or Date of Delivery, as the case may be, relating to the Regulation D Shares or the Option Shares, respectively, and otherwise substantially to the same effect as the opinions required by subsection (a) of this Section 6.

               (iii) The opinion of Venable LLP, in form and substance satisfactory to FBR, dated as of each Secondary Closing Time or Date of Delivery, as the case may be, relating to the

     Regulation D Shares or the Option Shares, respectively, and otherwise substantially to the same effect as the opinion required by subsection (b) of this Section 6.

               (iv) The opinion of Clifford Chance LLP, in form and substance satisfactory to FBR, dated as of each Secondary Closing Time or Date of Delivery, as the case may be, relating to the Regulation D Shares or the Option Shares, respectively, and otherwise substantially to the same effect as the opinion required by subsection (c) of this Section 6.

               (v) The opinion of Lanahan & Reilley LLP, in form and substance satisfactory to FBR, dated as of each Secondary Closing Time or Date of Delivery, as the case may be, relating to the Regulation D Shares or the Option Shares, respectively, and otherwise substantially to the same effect as the opinion required by subsection (d) of this Section 6.

               (vi) A "comfort" letter from Deloitte & Touche LLP, in form and substance satisfactory to FBR, dated as of each Secondary Closing Time or Date of Delivery, as the case may be, substantially the same in scope and substance as the letter furnished to FBR pursuant to subsection (e) of this
     Section 6, except that the "specified date" in the letter furnished pursuant to this subsection (o)(v) shall be a date not more than five days prior to such Secondary Closing Time or Date of Delivery.

                    In the event that any "comfort" letter referred to in subsection (e) of this Section 6 or this subsection (o)(v) sets forth any such changes, decreases or increases that, in the reasonable discretion of FBR, are likely to result in a Material Adverse Effect, it shall be a further condition to the obligations of FBR that such letters shall be accompanied by a written explanation of the Company as to the significance thereof, unless FBR deems such explanation unnecessary. References to the offering memorandum with respect to any "comfort" letter referred to in this Section 6 shall include any amendment or supplement thereto at the date of such letter.

               (vii) the opinion of Hunton & Williams LLP, in form and substance satisfactory to FBR, dated as of each Secondary Closing Time or Date of Delivery, as the case may be, relating to the Regulation D Shares or the Option Shares, respectively, and otherwise substantially to the same effect as the opinions required by subsection (f) of this Section 6.

          (s) The Company shall have furnished to FBR such other documents and certificates as to the accuracy and completeness of any statement in the Final Memorandum or any amendment or supplement thereto, and any additional matters as FBR may reasonably request, as of the Closing Time, any Secondary Closing Time or any Date of Delivery.

     7. Termination. The obligations of FBR hereunder shall be subject to termination in the absolute discretion of FBR, at any time prior to the Closing Time, any Secondary Closing Time or any Date of Delivery, if (i) any of the conditions specified in Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, (ii) trading in any securities of the Company has been suspended by the Commission or if trading in securities generally on any exchange or national quotation system shall have been suspended or minimum prices shall have been established on such exchange or quotation system, (iii) there has been a material disruption in the securities settlement, payment or clearance services in the United States, (iv) a banking moratorium shall have been declared either by the United States or New York State authorities, (v) if the Company, the Subsidiaries or any material portion of the properties which comprises the Properties as described in the Final Memorandum shall have sustained a substantial loss by earthquake, fire, flood, accident or other calamity or act of God which renders it impracticable or inadvisable, in the judgment of FBR, to market the Shares, (vi) if the United

States shall have declared a national emergency or war or there shall have occurred any national or international act of terror, outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic, political or other conditions of such magnitude in its effect on the national or international financial markets as, in the judgment of FBR, to make it impracticable or inadvisable to market the Shares, or (vii) upon the occurrence of any of the following events: (A) the death, disability or other change in circumstance of any member of the management of the Company, (B) any change, event, circumstance, development or effect attributable to conditions generally affecting the real estate industry, wine industry or vineyard industry and having a Material Adverse Effect, or (C) any change in generally accepted accounting principles for companies operating in the real estate industry, wine industry or vineyard industry and having a Material Adverse Effect, if in any case, in the reasonable judgment of FBR, such occurrence makes it impracticable or inadvisable to market the Shares.

     If the sale by FBR of the Resale Shares, as contemplated by this Agreement, is not carried out by FBR for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, (A) the Company shall not be under any obligation or liability to FBR under this Agreement (except to the extent provided in Sections 5(k), 8 and 9 hereof), and (B) FBR shall be under no obligation or liability to the Company or any of its affiliates under this Agreement (except to the extent provided in Section 8 hereof).

     8.   Indemnity.

          (a) Each of the Company and the Subsidiaries, jointly and severally, agrees to indemnify, defend and hold harmless FBR and its affiliates, and their respective directors, officers, representatives and agents, and any person who controls FBR within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability or claim (including the reasonable cost of defense or investigation and any amounts paid in settlement of any claim or litigation) that, jointly or severally, FBR or any such affiliate, director, officer, representative or agent or any such controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement made by the Company herein, (ii) any breach by the Company of any covenant set forth in
Section 5 hereof or (iii) any untrue statement or alleged untrue statement of a material fact contained in the Memorandum or any omission or alleged omission to state a material fact required to be stated in the Memorandum or necessary to make the statements made therein, in light of the circumstances under which they were made not misleading, except insofar as any such loss, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and made in reliance upon and in conformity with information furnished in writing by FBR to the Company expressly for use in such Memorandum (that information being limited to that described in the last sentence of Section 8(b) hereof).

          (b) FBR agrees to indemnify, defend and hold harmless the Company, its Subsidiaries and their directors, officers, partners, representatives and agents and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any loss, expense, liability or claim (including the reasonable cost of defense or investigation and any amounts paid in settlement of any claim or litigation) that, jointly or severally, the Company, the Selling Stockholder, their respective directors, officers, representatives and agents or any such controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and made in reliance upon and in conformity with information furnished in writing by FBR to the Company expressly for use in the Memorandum, such information being limited to the following: (i) the second paragraph immediately preceding FBR's name at the bottom of the cover page, (ii) under the section heading "Plan of Distribution -- General," the second sentence of the first paragraph, the second paragraph, the fourth paragraph, and (iii) under the section heading "Plan of Distribution -- Additional Allotments, Price Stabilization, Short Positions and Penalty Bids," the first sentence of the first paragraph.

          (c) If any action is brought against any person or entity (each an "Indemnified Party"), in respect of which indemnity may be sought pursuant to
Section 8(a) or (b) above, the Indemnified Party shall promptly notify the party(ies) obligated to provide such indemnity (each an "Indemnifying Party") in writing of the institution of such action and the Indemnifying Party(ies) shall assume the defense of such action, including the employment of counsel and payment of expenses; provided that the failure so to notify the Indemnifying Party(ies) will not relieve the Indemnifying Party(ies) from any liability which the Indemnifying Party(ies) may have to any Indemnified Party, except to the extent the Indemnifying Party(ies) did not otherwise know of such action and such failure results in the forfeiture by the Indemnifying Party(ies) of rights and defenses that would have had material value in the defense. The Indemnified Party(ies) shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party(ies) unless (i) the employment of such counsel shall have been authorized in writing by the Indemnifying Party(ies) in connection with the defense of such action, (ii) the Indemnifying Party(ies) shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such Indemnified Party(ies) shall have reasonably concluded (based on the advice of counsel) that counsel selected by the Indemnifying Party(ies) has an actual conflict of interest or there may be defenses available to the Indemnified Party(ies) that are different from or additional to those available to the Indemnifying Party(ies) (in which case the Indemnifying Party(ies) shall not have the right to direct the defense of such action on behalf of the Indemnified Party(ies)). In any of the events specified in clauses (i) through (iii) in the preceding sentence, such fees and expenses shall be borne by the Indemnifying Party(ies) and paid as incurred (it being understood, however, that the Indemnifying Party(ies) shall not be liable for the fees and expenses of more than one separate firm of counsel (in addition to local counsel) for the Indemnified Party(ies) in any one action or series of related actions in the same jurisdiction representing the Indemnified Parties who are parties to such action). Anything in this subsection to the contrary notwithstanding, the Indemnifying Party(ies) shall not be liable for any settlement or compromise of any such claim or action effected without its written consent. The Indemnifying Party(ies) shall have the right to settle any such claim or action for itself and any Indemnified Party so long as the Indemnifying Party(ies) pays any settlement or compromise payment and such settlement or compromise (i) includes a complete and unconditional release of the Indemnified Party(ies) from all losses, expenses, claims, damages, injunctions, liability and other obligations with respect to any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any of the Indemnified Parties.

          (d) If the indemnification provided for in this Section 8 is otherwise applicable but unavailable to an Indemnified Party under subsections (a) and (b) of this Section 8 in respect of any losses, expenses, liabilities or claims referred to therein, then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company (taken together with the Subsidiaries) and FBR from the offering of the Shares or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company (taken together with the Subsidiaries) and FBR, in connection with the statements or omissions which resulted in such losses, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company (taken together with the Subsidiaries) and FBR shall be deemed to be in the same proportion as the total proceeds from the offering (net of FBR's initial purchaser's discount and placement fee, but before deducting expenses) received by the Company and/or the Selling Stockholder bear to the initial purchaser's discount and placement fee received by FBR. The relative fault of the Company (taken together with the Subsidiaries) and FBR shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company, the Subsidiaries or FBR and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

          (e) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (e) of this Section 8. Notwithstanding the provisions of this Section 8, FBR shall not be required to contribute any amount in excess of the sum of (i) the aggregate amount of any Placement Fee actually received by FBR, plus (ii) the aggregate amount of the initial purchaser's discount (as described in the Final Memorandum) with respect to the Resale Shares purchased by FBR. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls FBR within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act shall have the same rights to contribution as FBR.

          (f) The indemnity and contribution agreements contained in this
Section 8, the other covenants, warranties and representations of the Company and the Subsidiaries contained elsewhere in this Agreement, including, without limitation, this Section 8(f) and Section 9 (Engagement Letter), Section 10 (Notices), Section 11 (Governing Law; Headings), Section 12 (Parties in Interest), and Section 13 (Counterparts) shall remain in full force and effect regardless of any investigation made by or on behalf of FBR or its affiliates, or their respective directors, officers, representatives and agents, or any person who controls FBR within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company or the Subsidiaries or their respective directors, officers, representatives or agents or any person who controls the Company or the Subsidiaries within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance, sale and delivery of the Shares. Each of the parties to this Agreement agrees promptly to notify the other parties of the commencement of any litigation or proceeding against it and, in the case of the Company or the Subsidiaries, against any of their respective officers and directors, in connection with the sale and delivery of the Shares, or in connection with the Memorandum.

     9. Engagement Letter. The Company hereby agrees to be bound, as if an original party thereto, by and under the engagement letter, dated as of January 10, 2005 (the "Engagement Letter"), between VWP LLC and FBR, any all of the obligations, agreements, covenants, representations and warranties of VWP LLC thereunder, and all of such obligations, agreements, covenants, representations and warranties shall survive the execution, delivery, any termination and the performance of this Agreement and the consummation of the transaction contemplated hereby without any modification thereof; provided that (i) to the extent there is a conflict between the provisions of the Engagement Letter and the provisions of this Agreement, the provisions of this Agreement shall prevail to that extent, and (ii) the indemnification provisions in the Engagement Letter and the Appendices thereto shall be superseded and replaced by the indemnification and contribution provisions in Section 8 of this Agreement with respect to the transactions contemplated by this Agreement.

     10. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing delivered by facsimile (with receipt confirmed), overnight courier or registered or certified mail, return receipt requested, or by telegram and:

          (a) if to FBR, shall be sufficient in all respects if delivered or sent to Friedman, Billings, Ramsey & Co., Inc., 1001 Nineteenth Street North, Arlington, Virginia 22209, Attention: Compliance Department, (facsimile:
703-312-9698); with a copy to Hunton & Williams LLP, 951 E. Byrd Street, Richmond, Virginia 23219, Attention: Daniel LeBey, Esq., (facsimile:
804-343-4543); and

          (b) if to the Company, shall be sufficient in all respects if delivered to the Company at the offices of the Company at: 1101 Fifth Avenue, #70, San Rafael, California 94901, Attention: Chief Financial Officer (facsimile: (415) 456-0430), with a copy to Clifford Chance US LLP, 31 West 52nd Street, New York, New York 10019, Attention: Jay L. Bernstein (facsimile: (212) 878-8375).

     11. GOVERNING LAW; HEADINGS. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE (INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW BUT EXCLUDING ALL OTHER CHOICE OF LAW AND CONFLICTS OF LAWS RULES). The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

     12. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of FBR, the Company and the Subsidiaries and the controlling persons, directors, officers, representatives and agents referred to in Section 8 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, in its capacity as such, from FBR) shall acquire or have any right under or by virtue of this Agreement.

     13. Counterparts. This Agreement may be signed by the parties in one or more counterparts and delivered by facsimile, which together shall constitute one and the same agreement among the parties.

     14. Knowledge. "Knowledge" or "known" with respect to the Company or its Subsidiaries shall mean the knowledge of the Company, each Subsidiary and each of their directors and executive officers after due inquiry.

                            [Signature Page Follows]

     If the foregoing correctly sets forth the understanding among the Company, VWT LP, VWP LLC and FBR, please so indicate in the space provided below for the purpose, whereupon this letter shall constitute a binding agreement between the Company, VWT LP, VWP LLC and FBR.

                                        Very truly yours,

                                        VINTAGE WINE TRUST INC.


                                        By: /s/ Joseph W. Ciatti
                                            ------------------------------------
                                        Name: Joseph W. Ciatti
                                        Title: Chief Executive Officer


                                        VINTAGE WINE TRUST LP


                                        By: VINTAGE WINE BUSINESS TRUST I,
                                            its General Partner


                                        By: /s/ Richard N. Shell
                                            ------------------------------------
                                        Name:  Richard N. Shell
                                        Title: Authorized Person


                                        VWP LLC


                                        By: /s/ Joseph W. Ciatti
                                            ------------------------------------
                                        Name:  Joseph W. Ciatti
                                        Title: Authorized Person



                [SIGNATURE PAGE TO PURCHASE/PLACEMENT AGREEMENT]

Accepted and agreed to as
of the date first above written:

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.


By: /s/ James R. Kleeblatt
    ---------------------------------
Name: James R. Kleeblatt
Title: Senior Managing Director

                [SIGNATURE PAGE TO PURCHASE/PLACEMENT AGREEMENT]